QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
SCBT Financial Corporation
Columbia, South Carolina

        We consent to the use in this Registration Statement on Form S-4 of SCBT Financial Corporation of our report dated March 20, 2012, relating to our audit of the consolidated financial statements of The Savannah Bancorp, Inc. as of December 31, 2011 and for each of the three years in the period ended December 31, 2011, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Mauldin & Jenkins, LLC
Albany, Georgia October 25, 2012

QuickLinks

  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM